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                                                                    EXHIBIT 21.1
                                                                     PAGE 1 OF 2

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 2001

EXACT NAME OF SUBSIDIARY AND NAME                                          JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                                       INCORPORATION OR ORGANIZATION
------------------------------------------------------------               -------------------------------------


Apache Corporation (New Jersey)                                            New Jersey
Apache Aviation, Inc.                                                      Delaware
Apache Delaware LLC                                                        Delaware
Apache Finance Louisiana Corporation                                       Delaware
Apache Foundation                                                          Minnesota
Apache Gathering Company                                                   Delaware
Apache Holdings, Inc.                                                      Delaware
Apache International, Inc.                                                 Delaware
     Apache North America, Inc.                                            Delaware
         Apache Finance Pty Limited                                        Australian Capital Territory
              Apache Australia Management Pty Limited                      Victoria, Australia
                  Apache Australia Holdings Pty Limited                    Western Australia
     Apache Qarun Corporation LDC                                          Cayman Islands
Apache Louisiana Holdings, LLC                                             Delaware
Apache Overseas, Inc.                                                      Delaware
     Apache Abu Gharadig Corporation LDC                                   Cayman Islands
     Apache Argentina Corporation LDC                                      Cayman Islands
     Apache Asyout Corporation LDC                                         Cayman Islands
     Apache Bohai Corporation LDC                                          Cayman Islands
     Apache China Corporation LDC                                          Cayman Islands
     Apache Darag Corporation LDC                                          Cayman Islands
     Apache East Bahariya Corporation LDC                                  Cayman Islands
     Apache Enterprises LDC                                                Cayman Islands
     Apache Faiyum Corporation LDC                                         Cayman Islands
     Apache Matruh Corporation LDC                                         Cayman Islands
     Apache Mediterranean Corporation LDC                                  Cayman Islands
     Apache Poland Holding Company                                         Delaware
         Apache Eastern Europe B.V.                                        Netherlands
              Apache Poland Sp. z o.o.                                     Poland
     Apache Umbarka Corporation LDC                                        Cayman Islands
Apache Oil Corporation                                                     Texas
Burns Manufacturing Company                                                Minnesota
Apache Energy Limited                                                      Western Australia
     Apache Northwest Pty Ltd.                                             Western Australia
     Apache Carnarvon Pty Ltd.                                             Western Australia
     Apache Dampier Pty Ltd.                                               Western Australia
     Apache East Spar Pty Limited                                          Western Australia
     Apache Harriet Pty Limited                                            Victoria, Australia
     Apache Kersail Pty Ltd                                                Victoria, Australia
     Apache Miladin Pty Ltd                                                Victoria, Australia
     Apache Nasmah Pty Ltd                                                 Victoria, Australia
     Apache Oil Australia Pty Limited                                      New South Wales, Australia
         Apache Airlie Pty Limited                                         New South Wales, Australia
     Apache Varanus Pty Limited                                            Queensland, Australia
     Apache Pipeline Pty Ltd                                               Western Australia
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                                                                     PAGE 2 OF 2


EXACT NAME OF SUBSIDIARY AND NAME                                          JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                                       INCORPORATION OR ORGANIZATION
------------------------------------------------------------               -------------------------------------


Apache West Australia Holdings Limited                                     Island of Guernsey
     Apache UK Limited                                                     England and Wales
         Apache Lowendal Pty Limited                                       Victoria, Australia
Apache Transfer Company                                                    Delaware
DEK Energy Company                                                         Delaware
     DEK Energy Texas, Inc.                                                Delaware
     DEK Exploration Inc.                                                  Delaware
         Apache Finance Canada Corporation                                 Nova Scotia, Canada
              Apache Canada Management Ltd                                 Alberta, Canada
                  Apache Canada Holdings Ltd                               Alberta, Canada
              Apache Canada Management II Ltd                              Alberta, Canada
     DEK Petroleum Corporation                                             Illinois
         Apache Canada Ltd.                                                Alberta, Canada
     DEPCO, Inc.                                                           Texas
     Heinold Holdings, Inc.                                                Delaware
Phoenix Exploration Resources, Ltd.                                        Delaware
     TEI Arctic Petroleum (1984) Ltd.                                      Alberta, Canada
     Texas International Company                                           Delaware
Apache Khalda Corporation LDC                                              Cayman Islands
     Apache Khalda, Inc.                                                   Delaware
Apache Qarun Exploration Company LDC                                       Cayman Islands
     Phoenix Resources Company of Qarun                                    Delaware
Nagasco, Inc.                                                              Delaware
     Apache Marketing, Inc.                                                Delaware
     Apache Transmission Corporation - Texas                               Texas
     Apache Crude Oil Marketing, Inc.                                      Delaware
     Nagasco Marketing, Inc.                                               Delaware
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